UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 7, 2009

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	33-16335	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

 (Address of Principal Executive Offices)

(86) 510-8338-6339

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 7, 2009, China Wind Systems, Inc., a Delaware corporation (the “Company”), borrowed $80,000 from Barron Partners LP, for which it issued its 18-month 12% promissory note (the “Note”) in the principal amount of $80,000.

Payment of the Company’s obligations of the Note are secured by a pledge of and conversion right with respect to 188,800 shares (the “Pledged Shares”) of the Company’s common stock owned by Yunxia Ren, the daughter-in-law of the Company’s chief executive officer and a major stockholder of the Company.  The pledge and conversion right enables Barron to convert any or all of the principal amount of the Note or interest into Pledged Shares, at a conversion price of $.50 per share (the “Conversion Price”) upon any default in payment of principal or interest  The number of Pledged Shares to be delivered shall be determined by dividing the principal amount or interest of the Note being converted by the Conversion Price. The Pledged Shares shall be held in escrow.  The Company has the right to prepay the Note at any time without premium or penalty.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	12% Subordinated Note, dated August 7, 2009.
99.1	Securities Purchase Agreement, dated August 7, 2009, by and between China Wind Systems, Inc. and Barron Partners, LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2009	China Wind Systems, Inc.

	By:	/s/ Leo Wang
Leo Wang
Chief Financial Officer

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